UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Edward Prajzner

On December 31, 2024, Mistras Group, Inc. (the “Company”) entered into an employment agreement with Edward Prajzner, the Company’s Sr. Executive Vice President and Chief Financial Officer (the “Employment Agreement”), effective January 1, 2025. Pursuant to the Employment Agreement, Mr. Prajzner has an annual base salary of $500,000 and a target annual bonus opportunity for 2024 and 2025 equal to 100% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Mr. Prajzner is also eligible for annual equity awards and, for 2024 and 2025, the target amount of his equity incentive opportunity is 125% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Mr. Prajzner will receive an annual automobile allowance of $10,100.

The Employment Agreement also provides that if Mr. Prajzner’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 24 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of a special award Mr. Prajzner was granted in March 2023 and any performance-based restricted stock units previously earned and scheduled to vest in the 18 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to two times his target annual bonus opportunity. Any severance benefits payable under the Employment Agreement are conditioned upon Mr. Prajzner executing a release of claims against the Company and its affiliates.

The Employment Agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits
10.1 Employment Agreement dated December 31, 2024 between the Company and Edward Prajzner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: January 2, 2025	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary